EXHIBIT 21

MICROSEMI CORPORATION SUBSIDIARIES

AS OF NOVEMBER 15, 2011

NAME OF MICROSEMI CORPORATION ENTITIES	JURISDICTION
Microsemi Corp. – Santa Ana	Delaware
Microsemi Corp. – Scottsdale	Arizona
Microsemi Corp. – Colorado	Colorado
Microsemi Corp. – Massachusetts	Delaware
Microsemi Corp. – Analog Mixed Signal Group	Delaware
Microsemi Corp. – Power Products Group	Delaware
Microsemi Corp. – RF Power Products	Delaware
Microsemi Corp. – Power Management Group Holding	California
Microsemi Corp. – Power Management Group	California
Microsemi Corp. – RF Integrated Solutions	Delaware
Microsemi Corp. – RF Diode Solutions	Delaware
Micro RF Silicon, Inc.	Delaware
Microsemi Defense Systems, Inc.	California
Micro CML, Inc.	Delaware
PowerDsine, Inc.	New York
T.S.I. Microelectronics Corp.	Massachusetts
Microsemi Real Estate, Inc.	California
White Electronic Designs Corporation	Indiana
Bowmar / ALI, Inc.	Massachusetts
Panelview, Inc.	Oregon
IDS Acquisition Corp.	Arizona
Electronic Designs, Inc.	Delaware
Arxan Defense Systems Inc.	Delaware
Actel Corporation	California
Microsemi Pan-Asia Corp.	Nevada
Zulu Acquisition Co., LLC	Delaware
Zarlink Semiconductor (U.S.) Inc.	Delaware
Zarlink Semiconductor V.N. Inc	California
Legerity International, Inc.	Delaware
Microsemi Europe SARL	France
Microsemi Corp. Mauritius	Mauritius
Microsemi Corp. – Semiconductor India Private Ltd.	India
Microsemi Europe Ltd.	United Kingdom
Microsemi Europe Srl.	Italy
Microsemi Semiconductors Ltd.	Ireland
Microsemi GmbH	Germany
Microsemi Pan-Asia Hong Kong Ltd.	Hong Kong
Actel Japan K.K.	Japan
Microsemi Ireland, Ltd.	Bermuda
Microsemi Ireland Trading, Ltd.	Ireland
Microsemi Power Module Products, SAS	France
Microsemi Corp. – Analog Mixed Signal Group, Ltd.	Israel
Microsemi Corp. – International	Cayman Islands
Microsemi Corp. – Holding	Cayman Islands
Microsemi Corp. – Holding 2	Cayman Islands
Microsemi Israel, Ltd.	Israel
Microsemi Macao Commercial Offshore Limited	Macau
Shanghai Microsemi Semiconductor Co., Ltd.	China
Microsemi (Hong Kong) Ltd.	Hong Kong
Microsemi Corp. – Japan	Japan
Microsemi Semiconductors – Manila (Philippines), Inc.	Philippines
0916753 B.C. ULC	Canada

NAME OF MICROSEMI CORPORATION ENTITIES	JURISDICTION
Zarlink Semiconductor, Inc.	Canada
Zarlink Semiconductor Holdings Ltd.	United Kingdom
Zarlink Semiconductor Limited	United Kingdom
Zarlink Microelectronic Limited	United Kingdom
Zarlink Semiconductor Overseas Limited	United Kingdom
Zarlink Semiconductor AB	Sweden
Zarlink Semiconductor S.A.R.L.	France
Zarlink Semiconductor GmbH	Germany
Zarlink Semiconductor XIC B.V.	Netherlands
Zarlink Semiconductor (Asia) Pte. Ltd.	Singapore
Zarlink Srl	Italy
Plessey Italy Srl	Italy
Zarlink K.K.	Japan